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                          INDEPENDENT AUDITORS' CONSENT



We consent to the inclusion in this Registration Statement on Form S-1 of NAI Technologies, Inc. of our report dated March 1, 1996, with respect to the consolidated financial statements of NAI Technologies, Inc. and subsidiaries for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



KPMG Peat Marwick LLP


Jericho, New York
May 15, 1996


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